UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 1, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation

On February 1, 2008, PNC Bank, National Association (“PNC Bank”), an indirect, wholly-owned subsidiary of The PNC Financial Group Services, Inc. (the “Corporation”), sold (i) $200,000,000 in aggregate principal amount of Floating Rate Senior Notes due August 5, 2009 and (ii) $300,000,000 in aggregate principal amount of Floating Rate Senior Notes due August 5, 2009 (items (i) and (ii), the “February I Notes”). The sale of the February I Notes is expected to settle, and the February I Notes are expected to be issued, on February 5, 2008. Interest on the February I Notes will be reset quarterly to 3-month LIBOR plus 40 basis points and will be paid quarterly. The dealer on the $200,000,000 offering was Citigroup Global Markets Inc. The dealer on the $300,000,000 offering was Credit Suisse Securities (USA) LLC.

On February 1, 2008, PNC Bank issued $175,000,000 in aggregate principal amount of Floating Rate Senior Notes due February 1, 2010 (the “February II Notes”). Interest on the February II Notes will be reset quarterly to 3-month LIBOR plus 45 basis points and will be paid quarterly. The dealer on the February II Notes offering was Lehman Brothers, Inc.

On January 25, 2008, PNC Bank issued (i) $100,000,000 in aggregate principal amount of Floating Rate Senior Notes due January 25, 2010 and (ii) $50,000,000 in aggregate principal amount of Floating Rate Senior Notes due January 25, 2011 (items (i) and (ii), the “January Notes”). Interest on the $100,000,000 offering of January Notes will be reset quarterly to 3-month LIBOR plus 45 basis points and will be paid quarterly. Interest on the other $50,000,000 of January Notes will be reset quarterly to 3-month LIBOR plus 55 basis points and will be paid quarterly. The dealer on the January Notes offerings was Banc of America Securities LLC.

On December 7, 2007, PNC Bank issued $300,000,000 in aggregate principal amount of 6.0% Subordinated Notes due December 7, 2017, and on December 11, 2007, PNC Bank issued $50,000,000 in aggregate principal amount of 6.0% Subordinated Notes due December 7, 2017 (collectively, the “December Notes”). Interest on the December Notes is payable semi-annually. The dealers on the December Notes were J.P. Morgan Securities Inc. and PNC Capital Markets LLC.

None of the February I Notes, the February II Notes, the January Notes or the December Notes (collectively, the “Notes”) are redeemable by PNC Bank or at the option of the holder prior to maturity. The February I Notes, the February II Notes and the January Notes rank equally with all other unsecured unsubordinated indebtedness of PNC Bank, and the December Notes rank equally with all other unsecured subordinated indebtedness of PNC Bank, in each case except for deposit liabilities and other obligations that are entitled to any priority or preferences. The Notes were issued in private placements under PNC Bank’s $20.0 billion program for senior and subordinated unsecured debt obligations with maturities of more than nine months pursuant to an Offering Circular dated July 30, 2004. The Distribution Agreement and forms of notes relating to this program, under which the Notes were issued, were attached as exhibits to the Corporation’s Form 10-Q for the quarter ended September 30, 2004 and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 4, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller